Exhibit 99.1
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AVENUE CAPITAL MANAGEMENT II GENPAR, LLC

By:            /s/ Eric Ross
               --------------------
               Name: Eric Ross
               Title: Attorney-in-Fact for Marc Lasry, Managing Member of
               Avenue Capital Management II GenPar, LLC

Address:       399 PARK AVENUE, 6TH FLOOR
               NEW YORK, NEW YORK 10022

AVENUE CAPITAL MANAGEMENT II, L.P.

By:            /s/ Eric Ross
               --------------------
               Name: Eric Ross
               Title: Attorney-in-Fact for Marc Lasry, Managing Member of
               Avenue Capital Management II GenPar, LLC, the GP of
               Avenue Capital Management II, L.P.

Address:       399 PARK AVENUE, 6TH FLOOR
               NEW YORK, NEW YORK 10022